As filed with the Securities and Exchange Commission on June 25, 2026

 Registration No. 333-296039

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARTERIOR SOLUTIONS CORP
(Exact name of registrant as specified in its charter)

Wyoming	7389	32-0818649
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

15 Karadjordjeva St.

Prnjavor, Bosnia and Herzegovina 78430

Tel: (307) 655-6776

(Address and telephone number of registrant's principal executive office)

REGISTERED AGENTS, INC.

30 N GOULD ST STE R

SHERIDAN, WY 82801

Tel: (307) 200-2803

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐	Emerging growth company	☒
Non-accelerated filer	☒	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

ARTERIOR SOLUTIONS CORP

9,000,000 SHARES OF COMMON STOCK

$0.02 per share

This is the initial offering of common stock of Arterior Solutions Corp and no public market currently exists for the securities being offered. We are registering for sale a total of 9,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in “best-efforts” offering. We estimate our total offering registration costs to be approximately $12,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, “best-efforts” basis, which means our President, Mira Palic, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

Prior to this offering, Mira Palic and Goran Radosavljevic collectively own 100% of our outstanding common stock. If fewer than 8,800,000 shares are sold in this offering,  Ms. Palic and Mr. Radosavljevic will continue to own a combined majority of our outstanding common stock and may act in concert to continue to control the outcome of matters requiring stockholder approval. If all 9,000,000 shares offered are sold, they will collectively own approximately 49.44% of our outstanding common stock and may continue to exercise significant influence over the Company. This Prospectus will permit Ms. Palic to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. The shares being registered are newly issued shares of the Company, and the Company will receive the proceeds from any shares sold in this offering. Mira Palic, our President, Treasurer and sole Director, will offer and sell the shares registered herein on behalf of the Company directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Mira Palic, our President, Treasurer and sole Director, will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Arterior Solutions Corp is a development stage company that has recently commenced limited operating activities but has not yet generated material revenues or achieved profitable operations. We do not have sufficient capital to fully commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

See “Risk Factors” for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB® Venture Market operated by OTC Markets Group, subject to our ability to satisfy applicable OTCQB eligibility requirements. We have not yet engaged a market maker, and there can be no assurance that a market maker will file such application, that FINRA will clear the application, that OTC Markets Group will accept our common stock for quotation on the OTCQB® Venture Market, or that any public trading market for our common stock will ever develop or be sustained.

Arterior Solutions Corp is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” before buying any shares of ARTERIOR SOLUTIONS CORP’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED _____________, 2026

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We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Arterior Solutions Corp” refers to Arterior Solutions Corp. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

ARTERIOR SOLUTIONS CORP.

The Company was incorporated in Wyoming on June 23, 2025. We are an emerging growth company focused on interior design, exterior design, and conceptual design-support services. The net proceeds from this offering are intended to support the growth of our operations (see “Description of Business” and “Use of Proceeds”). According to our current plan of operations, we expect to require approximately $45,000 over the next twelve months to carry out our business strategy. There can be no assurance that we will generate material revenue within the first year following this offering, or at any time in the future. Arterior Solutions Corp is a development stage company that has recently commenced limited operating activities but has not yet generated material revenues or achieved profitable operations. If revenues are not sufficient, we anticipate that at least $16,000 of additional financing may be necessary to meet our ongoing SEC reporting obligations. Our principal executive office is located at 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430. Our telephone number is (307) 655-6776.

From our inception on June 23, 2025, through the date of this filing, our activities consisted primarily of organizational matters, preparing our business plan, and initial operating activities. Our financial statements covering the period from June 23, 2025 (Inception), through April 30, 2026, reflect a net loss of $404. Our independent registered public accounting firm has issued a report that includes an explanatory paragraph raising substantial doubt regarding our ability to continue as a going concern. To date, we have developed our business plan and raised an aggregate of $8,800 through a private placement of our common stock to our founders and executive officers, Mira Palic and Goran Radosavljevic, and launched our website at www.arterior-solutions.com. Ms. Palic purchased 5,000,000 shares for $5,000, and Mr. Radosavljevic purchased 3,800,000 shares for $3,800.  As of the date of this prospectus, we have entered into an agreement with our first customer for conceptual architectural design-support and related design services and, pursuant to that agreement, received a $5,140 prepayment. We currently have one customer and one active design-support project in progress. The proceeds from this private placement were applied toward general working capital needs.

Mira Palic, our President, Treasurer and sole Director, and Goran Radosavljevic, our Secretary, collectively own 100% of the outstanding shares of our common stock. Ms. Palic owns 5,000,000 shares, representing 56.82% of our outstanding common stock, and Mr. Radosavljevic owns 3,800,000 shares, representing 43.18% of our outstanding common stock. Prior to this offering, Mira Palic and Goran Radosavljevic collectively own 100% of our outstanding common stock. If fewer than 8,800,000 shares are sold in this offering, Ms. Palic and Mr. Radosavljevic will continue to own a combined majority of our outstanding common stock and may act in concert to continue to control the outcome of matters requiring stockholder approval. If all 9,000,000 shares offered are sold, they will collectively own approximately 49.44% of our outstanding common stock and may continue to exercise significant influence over the Company.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.  After the effective date of this registration statement, we intend to seek quotation of our common stock on the OTCQB® Venture Market operated by OTC Markets Group, subject to our ability to satisfy applicable OTCQB eligibility requirements. We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Accordingly, investors should not expect a return on their investment through cash dividends paid on our common stock.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $45,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $45,000, our business may fail. We do not anticipate earning substantial revenues until we further develop our operations, complete customer projects, and expand our customer base. Although we have recently commenced limited operating activities, we remain in the development stage of our business and can provide no assurance that we will successfully generate revenues from any services related to our planned activities.

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THE OFFERING

The Issuer:

ARTERIOR SOLUTIONS CORP

Securities Being Offered:

9,000,000 shares of common stock.

Price Per Share:

$0.02 per share.

Duration of the Offering:

The shares will be offered for a period of one hundred eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:

$180,000

Securities Issued and Outstanding:

There are 8,800,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our founders and executive officers, Mira Palic and Goran Radosavljevic.

If we are successful at selling all the shares in this offering, we will have 17,800,000 shares issued and outstanding.

Subscriptions:

All subscriptions once accepted by us are irrevocable.

Registration Costs:

We estimate our total offering registration costs to be approximately $12,000.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $180,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from June 23, 2025 (Inception) to April 30, 2026:

Financial Summary	April 30, 2026 (Audited)
Cash and Deposits	$8,900
Total Assets	$8,900
Total Liabilities	$504
Total Stockholders’ Equity	$8,396

Statement of Operations	Accumulated from June 23, 2025 (Inception) To April 30, 2026 (Audited)
Total Expenses	$404
Net Loss for the Period	$(404)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because our auditors have expressed a going concern, there is significant uncertainty about our ability to continue operations, and you could lose your investment.

Our auditors have issued a going concern opinion, which indicates substantial doubt regarding our ability to remain in business during the next twelve months. The financial statements do not include any adjustments that might result from this uncertainty. If we are unable to continue operations, we may be forced to cease business activities and you could lose your entire investment.

We are a development-stage company that has recently commenced limited operating activities but has not yet generated material revenues or achieved profitable operations. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on June 23, 2025, and have only recently commenced limited operating activities. We have launched our website, entered into an agreement with our first customer, received a $5,140 prepayment, and commenced work on one active design-support project. However, we have a limited operating history, only one customer to date, and no assurance that our business will be successful.

Potential investors should be aware of the risks and difficulties typically encountered by development-stage companies and the high rate of failure of such enterprises. Our likelihood of success must be considered in light of the expenses, delays, and uncertainties commonly associated with establishing new operations, including our ability to generate sufficient cash flow to sustain our business.

We anticipate that our operating expenses will increase without the realization of sufficient revenues, and we expect to incur significant losses for the foreseeable future. If our business plan does not prove effective, we may be unable to continue our operations, and there is no assurance that we will ever achieve profitability.

We may not achieve profitability and may incur losses in future periods.

We are a development-stage company that has recently commenced limited operating activities but has not yet generated material revenues or achieved profitable operations , and has incurred expenses and operating losses to date. While we reported a net loss in our most recent period, we expect to incur significant operating expenses going forward. There is no assurance that we will ever achieve profitability. Even if we do achieve profitability in the future, there is no assurance that we will be able to maintain or increase profitability on a quarterly or annual basis.

We are entirely dependent on the proceeds of this offering to expand our operations, and such funds may not be sufficient to generate meaningful revenues or achieve profitability. Additional financing may be required but may not be available.

We require approximately $45,000 in minimum funding to carry out our proposed operations for one year. If we are unable to raise this amount, or if available funds are exhausted before sufficient revenues are generated, we may be unable to continue our operations. Although Mira Palic, our President, Treasurer and sole Director, has informally indicated a willingness to advance funds to cover certain registration expenses and limited operating expenses, there is no formal commitment, agreement, or legal obligation for her to provide any such funding.

Beyond the first year of operations, additional financing may be required to support ongoing business activities and to meet our SEC reporting and compliance obligations. If revenues are insufficient, we estimate that at least $16,000 of additional funding would be required for such purposes. At present, we have no arrangements for additional financing, and there is no assurance that any additional capital will be available to us on acceptable terms, or at all.

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We currently have only one customer, and there can be no assurance that we will be able to acquire additional customers in the future.

We recently entered into an agreement with our first customer and received a $5,140 prepayment pursuant to that agreement. However, we have only one customer to date, and there can be no assurance that we will be able to attract additional customers, retain customers, complete projects profitably, or generate sufficient revenues to sustain our operations. Even if we obtain additional customer engagements, there is no assurance that such engagements will result in profitable operations. If we are unable to build and maintain a customer base sufficient to generate revenues that exceed our operating expenses, we may be required to suspend or cease our business operations.

At present, we have no employees and rely on our President, Treasurer and sole Director and our Secretary, which may adversely affect our operations.

At present, we have no employees. Mira Palic, our President, Treasurer and sole Director, is primarily responsible for managing and overseeing our operations, including financial and accounting oversight, while Goran Radosavljevic, our Secretary, serves as an executive officer of the Company on a non-employee basis. We rely on the continued availability and efforts of our executive officers. The loss of services of either of our executive officers, or their inability to devote sufficient time and attention to the Company, could materially and adversely affect our business and delay or prevent the implementation of our business plan.

We do not have employment agreements with our executive officers and do not maintain key person life insurance for either of them. We do not currently anticipate entering into such an agreement or obtaining key person insurance in the near future.

Because our executive officers may devote limited time to our operations, our business activities may be inconsistent, which could negatively impact our business.

Our President, Treasurer and sole Director currently devotes approximately 40 hours per week to the Company’s operations. Our Secretary serves as a non-employee officer and may devote only limited time to the Company’s corporate secretarial and administrative matters. As a result, our business activities may at times be inconsistent or subject to delays, which could adversely affect the execution of our business plan.

Our executive officers have no prior experience managing a public company, which may make it more difficult for us to comply with reporting and internal control requirements.

We have never operated as a public company. Our executive officers lack experience in managing a public reporting company, including establishing and maintaining effective disclosure controls and procedures and internal control over financial reporting.

As a result, even if our business operations are successful, we may encounter difficulties complying with the reporting, disclosure, and governance requirements applicable to public companies. Although we intend to comply with all applicable rules and regulations of the Securities and Exchange Commission, there can be no assurance that we will be able to do so effectively. Any failure to operate effectively as a public company could materially and adversely affect our business and the value of your investment.

We have only one director and two executive officers, which may result in limited segregation of duties and may adversely affect our corporate governance.

We currently have only one director and two executive officers. Mira Palic serves as our President, Treasurer and sole Director, and Goran Radosavljevic serves as our Secretary. Because of our limited management structure, and because Ms. Palic serves as our Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, there may be limited segregation of duties among management, accounting, financial oversight, and corporate governance functions. This may increase the risk of ineffective disclosure controls and internal control over financial reporting and may create potential conflicts of interest.

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We have recently commenced limited operating activities and have limited experience in business operations, sales, and marketing within our industry.

We are a newly formed, development-stage company that has recently commenced limited operating activities but has not yet generated material revenues or achieved profitable operations. As a result, we have limited experience in building and sustaining a customer base within our industry and rely primarily on the efforts of our President, Treasurer and sole Director to develop our business, with support from our Secretary on corporate secretarial and administrative matters.

Prospective customers may be less likely to engage our services than those of more established competitors due to our early-stage status, limited operating history, and lack of brand recognition. If we are unable to successfully develop and implement effective sales and marketing strategies, our ability to generate revenues and sustain operations may be materially and adversely affected.

We operate in a competitive market, which may limit our ability to gain market share and could negatively impact our financial performance.

Barriers to entry in the interior, exterior, and conceptual design support services industry are relatively low, which has resulted in a highly competitive and fragmented market. We face competition from numerous established design firms, studios, and independent service providers that offer services similar to those we plan to provide. Many of our competitors have greater financial resources, longer operating histories, established reputations, and existing client relationships. As a result, potential customers may be reluctant to engage our services instead of those offered by more established providers. If we are unable to effectively differentiate our services, attract customers, or compete successfully within this competitive environment, our business, results of operations, and financial condition could be materially and adversely affected.

Some of our competitors may use their financial strength to dominate the market, which could reduce our ability to generate revenues.

Certain competitors may be significantly larger and better funded than we are. These companies may have the financial and operational resources to expand or strengthen their market position, which could limit our ability to generate sufficient revenues to cover operating expenses. Their greater resources may allow them to outspend us in key areas such as innovation, marketing, recruitment of talent, and customer acquisition and retention efforts. As a result, we may encounter difficulties in sustaining our competitive position within the industry.

Because we are small and have limited capital, our marketing efforts may be insufficient to attract enough customers to achieve or sustain profitability. If we fail to generate profits, we may be forced to suspend or cease operations.

As a small company with limited financial resources, we must restrict our marketing activities and may be unable to adequately promote our services to potential customers. With constrained marketing efforts, we may not succeed in attracting a sufficient number of customers to operate profitably. If we cannot achieve profitability, we may have to suspend or discontinue our operations.

Our founders and executive officers currently control all of our outstanding common stock and may continue to control or significantly influence stockholder matters after this offering.

Prior to this offering, Mira Palic, our President, Treasurer and sole Director, and Goran Radosavljevic, our Secretary, collectively own 100% of our issued and outstanding common stock. Ms. Palic owns 5,000,000 shares, representing 56.82% of our outstanding common stock, and Mr. Radosavljevic owns 3,800,000 shares, representing 43.18% of our outstanding common stock.

If fewer than 8,800,000 shares are sold in this offering, Ms. Palic and Mr. Radosavljevic will continue to own a combined majority of our outstanding common stock and may act in concert to continue to control the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

If all 9,000,000 shares offered in this offering are sold, our existing stockholders will collectively own approximately 49.44% of our outstanding common stock and may continue to exercise significant influence depending on voting participation by other stockholders. This concentration of ownership could create potential conflicts of interest between our existing stockholders and future minority stockholders.

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Because we have not yet fully defined our monetization strategy, there is no assurance that we will achieve profitability, and we may be forced to suspend or cease operations.

Our future monetization strategy remains uncertain and may evolve depending on the specific services we ultimately decide to offer. In addition, our President, Treasurer and sole Director, Ms. Palic, occasionally performs freelance interior, exterior, and conceptual work on a project basis. As of the date of this prospectus, she is not employed by any other company and has no affiliation with any direct competitor of the Company. Although these freelance activities are independent of and unrelated to our planned operations, they may limit the amount of time and attention she is able to dedicate to our business, which could adversely impact the execution of our business plan.

Our executive officers do not reside in the United States. U.S. stockholders may face difficulty in effecting service of process against our executive officers.

Our executive officers do not reside in the United States. Mira Palic, our President, Treasurer and sole Director, is a resident of Prnjavor, Bosnia and Herzegovina, and Goran Radosavljevic, our Secretary, is a resident of Belgrade, Serbia. U.S. stockholders would face difficulty in:

a.	effecting service of process within the United States on our executive officers;
b.	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our executive officers;
c.	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our executive officers; and
d.	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our executive officers.

Our President, Treasurer and sole Director, Ms. Mira Palic, is a resident of Prnjavor, Bosnia and Herzegovina. Our principal executive offices are located at 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430.

As of the date of this prospectus, substantially all of our assets consist of cash held in a U.S. dollar-denominated account maintained with a U.S.-based financial institution in the United States. We do not currently maintain any material tangible or intangible assets in the United States or elsewhere.

We do not currently maintain any material tangible assets in the United States or elsewhere.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

a.	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
b.	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
c.

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

d.

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may continue to be subject to reduced reporting requirements as a smaller reporting company even if we no longer qualify as an emerging growth company.

As long as we qualify as an Emerging Growth Company (EGC), we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not EGCs. However, even if we no longer qualify as an EGC, we may continue to be considered a "smaller reporting company" as defined by the SEC. As a smaller reporting company, we will be subject to reduced reporting requirements so long as we maintain this status, including, but not limited to:

a.	reduced financial statement and executive compensation disclosure in our SEC filings;
b.	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
c.	simplified disclosure obligations regarding our executive compensation arrangements.

These reduced reporting requirements may make our common stock less attractive to investors and could make it more difficult for us to raise additional capital as and when needed. Investors may find our common stock less attractive if we rely on these reduced reporting requirements, which could result in a less active trading market for our common stock and greater stock price volatility.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

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RISKS ASSOCIATED WITH THIS OFFERING

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to seek quotation of our common stock on the OTCQB® Venture Market operated by OTC Markets Group after this prospectus is declared effective by the SEC, subject to our ability to satisfy applicable OTCQB eligibility requirements. We will need a market maker to file the required application, and we have not yet engaged a market maker. There can be no assurance that a market maker will file such application, that FINRA will clear the application, that OTC Markets Group will accept our common stock for quotation on the OTCQB® Venture Market, or that an active trading market for our common stock will ever develop or be sustained. If for any reason our common stock is not quoted on the OTCQB® Venture Market or any other OTC market or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on June 23, 2025, and has only recently commenced limited operating activities and has not yet generated material revenues or achieved profitable operations, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $180,000 from this offering, we may have to seek alternative financing to implement our business plan.

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The company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.001 per share, of which 8,800,000 shares are currently issued and outstanding. If we sell the 9,000,000 shares being offered in this offering, we would have 17,800,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

Our president, Ms. Palic does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to sustain our business and investors may lose their entire investment.

Ms. Palic does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If proceeds from this offering and revenues from operations are insufficient, we may seek to rely on possible advances from Mira Palic, our President, Treasurer and sole Director,  to cover certain registration expenses and limited operating expenses. However, Ms. Palic has no formal commitment, agreement, or legal obligation to provide any such funding. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $16,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB® Venture Market operated by OTC Markets Group.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $180,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Gross proceeds	$45,000	$90,000	$135,000	$180,000
Offering expenses	12,000	12,000	12,000	12,000
Net proceeds	33,000	78,000	123,000	168,000
SEC reporting and Compliance	16,000	16,000	16,000	16,000
Office setup and Infrastructure	2,000	4,000	6,000	6,000
Design Software	4,000	4,000	4,000	4,000
Website Development and Enhancement	3,000	3,000	5,000	5,000
Marketing Campaign	4,000	17,000	30,000	39,000
Bring on Freelance Designers	4,000	34,000	62,000	98,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than the registration costs, we may utilize funds from Mira Palic, our President, Treasurer and sole Director, who has informally indicated a willingness to advance funds to the Company to cover certain registration expenses and limited operating expenses; however, there is no formal commitment, agreement, or legal obligation for her to provide any such funding. Such advances, if made, may also be necessary if the proceeds  and revenues from operations are not sufficient to implement our business plan,  maintain our reporting status, and, if our common stock becomes eligible for quotation, support our efforts to seek  and maintain quotation on the OTCQB® Venture Market operated by OTC Markets Group. Mira Palic will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Palic. Mira Palic will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The historical net tangible book value as of April 30, 2026 was $8,396 or approximately $0.001 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 30, 2026.

The following table sets forth as of April 30, 2026, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.02	$0.02	$0.02	$0.02
Post offering net tangible book value	41,396	86,396	131,396	176,396
Post offering net tangible book value per share	0.0037	0.0065	0.0084	0.0099
Pre-offering net tangible book value per share	0.0010	0.0010	0.0010	0.0010
Increase (Decrease) in net tangible book value per share after offering	0.0027	0.0055	0.0074	0.0089
Dilution per share	0.0163	0.0135	0.0116	0.0101
% dilution	81.50%	67.50%	58.00%	50.50%
Capital contribution by purchasers of shares	45,000	90,000	135,000	180,000
Capital Contribution by existing stockholders	8,800	8,800	8,800	8,800
Percentage capital contributions by purchasers of shares	83.64%	91.09%	93.88%	95.34%
Percentage capital contributions by existing stockholders	16.36%	8.91%	6.12%	4.66%
Gross offering proceeds	45,000	90,000	135,000	180,000
Anticipated net offering proceeds	33,000	78,000	123,000	168,000
Number of shares after offering held by public investors	2,250,000	4,500,000	6,750,000	9,000,000
Total shares issued and outstanding	11,050,000	13,300,000	15,550,000	17,800,000
Purchasers of shares percentage of ownership after offering	20.36%	33.83%	43.41%	50.56%
Existing stockholders percentage of ownership after offering	79.64%	66.17%	56.59%	49.44%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

a.	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
b.	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
c.

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

d.	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
e.	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $8,900 as of April 30, 2026. We believe our cash balance is not sufficient to implement our 12-month plan of operations or to satisfy our anticipated public reporting and operating expenses. To date, Ms. Palic has paid certain expenses and advanced funds on our behalf. If proceeds from this offering and revenues from operations are insufficient, we may seek to rely on possible advances from Mira Palic, our President, Treasurer and sole Director; however, Ms. Palic has no formal commitment, agreement, or legal obligation for her to provide any such funding. As of April 30, 2026, the Company had a related-party loan payable of $504 to Ms. Palic, which is presented as “Loan from related party”. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $45,000 of funding from this offering. As a development-stage company, we have a very limited operating history and do not currently have any arrangements for additional financing. Our principal executive office is located at 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430. Our phone number is (307) 655-6776.

We are a development stage company. Our full business plan entails activities described in the Plan of Operations section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $16,000 of additional funding at the end of the twelve-month period described in our “Plan of Operations” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find new customers we may quickly use up the proceeds from this offering and will need to find alternative sources. If we experience a shortage of funds prior to funding from this offering, we may utilize funds from Mira Palic, our President, Treasurer and sole Director, who has informally indicated a willingness to advance funds to cover certain  registration expenses and limited operating expenses; however, there is no formal commitment, agreement, or legal obligation for her to provide any such funding.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $180,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

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PLAN OF OPERATIONS

Overview

We are a development-stage company focused on interior design, exterior design, and conceptual architectural  design-support services. We were incorporated in the State of Wyoming on June 23, 2025. Since incorporation, our activities have primarily consisted of organizational matters, strategic planning, initial market research, the launch of our website, entering into our first customer agreement, receipt of a $5,140 prepayment pursuant to that agreement, commencement of work on one active design-support project, and the preparation of this registration statement. We have not yet generated material revenues or achieved profitable operations. To date, we have established our corporate structure, developed our business plan, and raised an aggregate of $8,800 through a private placement of our common stock to our founders and executive officers, Mira Palic and Goran Radosavljevic.

We do not anticipate purchasing or selling any major plant or equipment, nor do we expect significant changes in our number of employees for the foreseeable future.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 180 days following the effectiveness of our registration statement by the SEC. During this period, we intend to focus primarily on raising capital. Our ability to commence and expand our planned operations will be limited due to the small amount of funds currently available to us. Upon completion of the offering, we intend to attempt to offer and market our services; however, there is no assurance that we will be successful in generating revenues or achieving profitable operations.

SEC Reporting Obligations

Estimated time: 1 - 12 months

Estimated cost: $16,000

Following the effectiveness of this offering, we will be required to prepare and file periodic reports with the SEC, including Forms 10-K and 10-Q. We plan to maintain appropriate disclosure controls and internal recordkeeping procedures to ensure compliance with our reporting obligations. Estimated expenses also include EDGAR and XBRL filing fees and costs associated with related service providers.

Office and Infrastructure

Estimated time: 1 - 2 months

Estimated cost: $2,000 - $6,000

We currently conduct our operations from Bosnia and Herzegovina, where our principal executive office is located and where our President, Treasurer and sole Director, Mira Palic, is based. Our current principal executive office is located at 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430. This space is provided by Ms. Palic at no cost to the Company and is used for basic administrative functions, client communication, online meetings, document preparation, and coordination of our design-support activities.

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We do not currently lease any office space. The estimated cost of $2,000 to $6,000 relates to equipping and maintaining basic office infrastructure, including essential items such as a desktop computer, a printer, basic office supplies, and ergonomic furniture. If our business expands and sufficient funds are available, we may seek to lease or establish a separate administrative office in Bosnia and Herzegovina. We do not currently intend to establish a physical office in the United States.

We intend to initially provide services to clients in Bosnia and Herzegovina and to clients in other markets that can be served remotely. Because our design-support services can be performed and delivered electronically, we may provide services to clients outside Bosnia and Herzegovina; however, we have not established a physical office outside Bosnia and Herzegovina.

Design Software

Estimated time: 1 - 3 months

Estimated cost: $4,000

To support our planned design activities, we may acquire several commonly used software tools that assist with drafting, modeling, visualization, and the creation of graphic materials. These tools are intended for conceptual and design-support purposes only and will not be used for services that require a licensed architect.

We currently anticipate using a limited set of programs, such as:

SketchUp or AutoCAD LT for basic drafting and 3D modeling of interior and exterior concepts.

Adobe Creative Cloud (Photoshop and Illustrator) for presentations, and visual assets.

Cloud storage and collaboration tools, such as Adobe Cloud or Google Workspace, for file organization and communication with contractors.

We estimate that the total cost of software licenses and subscriptions will be approximately $4,000 for the first year. Actual expenditures will depend on the availability of offering proceeds and the needs of our operations, and there is no assurance that we will acquire all of the software listed above.

Website Development and Enhancement

Estimated time: 2 - 3 months

Estimated cost: $3,000 - $5,000

Our company has already launched its website at www.arterior-solutions.com. The website provides general information about our services and includes a contact form for potential customer inquiries. If sufficient funds are available, we may allocate additional proceeds to improve the website, including limited search engine optimization, additional informational content, portfolio materials, or minor functionality upgrades.

Marketing Campaign

Estimated time: 3 - 8 months

Estimated cost: $4,000 - $39,000

Depending on the amount of proceeds available from this offering, we may undertake limited marketing and outreach activities intended to increase general awareness of our conceptual design support services and make information about our company available to potential audiences. These activities are expected to be modest in scope and implemented gradually.

Our marketing efforts may include the preparation and distribution of basic digital materials, limited online advertising, and other outreach activities intended to direct interested parties to our website or to our informational materials. Any such efforts will depend on available funding, and there is no assurance that they will result in customer inquiries, engagements, or revenue.

Establish agreements with potential customers

Estimated time: 3 - 12 months

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Although our website is operational and we have entered into an agreement with our first customer, we intend to continue seeking additional potential customers as our marketing activities develop. During this process, we will focus on preliminary discussions regarding potential collaboration to ensure mutual understanding and satisfaction. This effort will be an ongoing priority throughout our operations. However, even if we successfully secure a substantial number of agreements within the twelve-month period, there is no guarantee that we will be able to attract and, more importantly, retain enough customers to justify our expenses. Failure to generate sufficient revenue and manage these risks effectively could significantly affect our financial health and have an adverse impact on our business. As of the date of this prospectus, we have entered into an agreement with our first customer and received a $5,140 prepayment. However, we have not yet developed a broad customer base, and there can be no assurance that we will obtain additional customers or generate sufficient revenues from our operations.

Bring on Freelance Designers

Estimated time: 4 - 12 months

Estimated cost: $4,000 - $98,000

Beginning approximately six months following the effectiveness of this offering, if we begin receiving inquiries or service requests, we may engage independent contractors to assist with design-related tasks. These contractors may include interior designers, landscape designers, or individuals providing conceptual architectural design support or drafting services. Any such engagements will depend on our operational needs and the availability of offering proceeds.

Freelancers may assist with preparing conceptual layouts, creating visual design materials, or supporting drafting and modeling work. We expect to use professional platforms such as Upwork, Freelancer, or Behance to identify potential contractors. Selection may be based on portfolio review, references, and general qualifications; however, there is no assurance that qualified contractors will be available or that we will be able to engage them on acceptable terms.

Engaging freelancers may allow us to expand our design capacity and increase operational flexibility, although we cannot guarantee that these objectives will be achieved.

Overview of estimated Expenses for the Next Twelve-Month Period

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Gross proceeds	$45,000	$90,000	$135,000	$180,000
Offering expenses	12,000	12,000	12,000	12,000
Net proceeds	33,000	78,000	123,000	168,000
SEC reporting and Compliance	16,000	16,000	16,000	16,000
Office setup and Infrastructure	2,000	4,000	6,000	6,000
Design Software	4,000	4,000	4,000	4,000
Website Development and Enhancement	3,000	3,000	5,000	5,000
Marketing Campaign	4,000	17,000	30,000	39,000
Bring on Freelance Designers	4,000	34,000	62,000	98,000

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited operating history

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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Need for additional capital

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders. The proceeds from this offering are intended to directly support our business plan, including Office setup and infrastructure, SEC reporting obligations, Design Software, website enhancement and maintenance, hiring of freelancers and contractors, and marketing Campaign.

Results of operations

From Inception on June 23, 2025 to April 30, 2026

During the period, we incorporated the company, prepared a business plan, received equity funding from our founders and executive officers, and engaged in market research. Our net loss since inception is $404.

Subsequent to April 30, 2026, we launched our website at www.arterior-solutions.com, entered into an agreement with our first customer for conceptual architectural design-support and related design services, and received a $5,140 prepayment pursuant to that agreement. We currently have one customer and one active design-support project in progress. We have not yet developed a broad customer base, generated material revenues, or achieved profitable operations.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2026, the Company had $8,900 cash. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $45,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 8,800,000 shares of common stock to our founders and executive officers, Mira Palic and Goran Radosavljevic, at a price of $0.001 per share, for net proceeds of $8,800.

We are attempting to raise funds to proceed with our plan of operations. If proceeds from this offering and revenues from operations are insufficient, we may seek to rely on possible advances from Mira Palic, our President, Treasurer and sole Director, to cover certain  registration expenses and limited operating expenses. However, Ms. Palic has no formal commitment, agreement, or legal obligation to provide any such funding. To proceed with our operations within 12 months, we need a minimum of $45,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing other than potential advances from Mira Palic, our President, Treasurer and sole Director; however, Ms. Palic has no formal commitment, agreement, or legal obligation to provide such financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or, if available, that it will be on terms acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. We do not anticipate substantial revenues until we further develop our operations, complete customer projects, and expand our customer base. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a public reporting company. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $16,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a public reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. The additional corporate governance responsibilities placed on management could potentially reduce the time available for implementing the business plan and may slow down its operations.

Should the Company fail to raise a minimum of $45,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

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DESCRIPTION OF BUSINESS

Company Overview

Arterior Solutions Corp was incorporated in the State of Wyoming on June 23, 2025. We are a development-stage company formed to provide interior design, exterior design, and conceptual architectural design support services. To date, we have developed our business plan and raised an aggregate of $8,800 through a private placement of our common stock to our founders and executive officers, Mira Palic and Goran Radosavljevic. Our principal executive office is located at 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430. Our phone number is (307) 655-6776. Since incorporation, our activities have consisted primarily of organizational matters, preparing our business plan, and commencing initial operating activities.

During the period ended April 30, 2026, our founders and executive officers subscribed for an aggregate of 8,800,000 shares of common stock for aggregate proceeds of $8,800, which provided our initial capitalization. Mira Palic purchased 5,000,000 shares for $5,000, and Goran Radosavljevic purchased 3,800,000 shares for $3,800. For the period from June 23, 2025 (inception) through our fiscal year ended April 30, 2026, our financial statements reflect a net loss of $404. Our independent registered public accounting firm has issued an audit report that includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

We intend to rely on the net proceeds from this offering as our primary source of funding to commence and expand our operations. Under our current plan of operations, we estimate that a minimum of $45,000 will be required during the twelve months following this offering. If we are unable to generate revenues during this period, we anticipate that approximately $16,000 of additional financing will be needed to satisfy our reporting obligations with the Securities and Exchange Commission and to maintain our good standing in the State of Wyoming. In the event that less than 2,250,000 shares of common stock are sold, we may not have sufficient resources to maintain compliance with SEC reporting requirements without obtaining additional funding.

Our intended Use of Proceeds includes developing our design service capabilities, engaging independent contractors, establishing basic administrative infrastructure, and covering professional, marketing, and general operating expenses. If we are unable to raise sufficient capital, our ability to implement our business plan and to continue operations may be materially and adversely affected. Any additional capital that may be required could be sought through equity or debt financing; however, there can be no assurance that such financing will be available on favorable terms, if at all.

Our planned business activities are focused on interior design, exterior design, and conceptual design-support services.

We are not a “blank check” company as defined in Rule 419(a)(2) of Regulation C under the Securities Act of 1933, as amended. We have a specific business plan and purpose, and neither we, our executive officers and director, nor any affiliates have engaged in discussions or negotiations with any third parties regarding a merger, acquisition, or similar transaction. We do not intend to use the company, once it becomes a reporting company, as a vehicle for a private entity to become publicly traded.

Business Overview

Arterior Solutions Corp is a development-stage company formed to provide interior design, exterior design, and conceptual architectural design support services. Our activities include preparing design concepts, visual layouts, drafting support, and related non-licensed design services.

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Our work may include developing interior layouts, preparing exterior design concepts and creating visual drafts for landscape elements. These activities are intended to support early design planning and conceptual development for potential clients.

Our President, Treasurer and sole Director, Mira Palic, has experience providing interior design, conceptual design support and landscape design concepts. Ms. Palic will be responsible for performing or overseeing all design-related activities. There is no assurance that the Company will generate client inquiries or be able to secure paid engagements.

Services We Plan to Offer

Interior Design Support

We plan to offer early-stage interior design support services that assist potential clients in visualizing and organizing interior spaces. These activities may include:

•	Conceptual space planning, such as preliminary room layouts, zoning arrangements, and functional flow suggestions.
•	Visual mood boards reflecting proposed color palettes, style directions, materials, and themes.
•	Draft-based design suggestions, such as simple sketches or basic 2D/3D visualizations that present conceptual ideas.
•	Furniture, lighting, and décor recommendations prepared at a conceptual level to help clients understand possible design directions.
•	Basic visualization materials, such as renders or sketches generated through commonly used design software.

These services focus on the aesthetic and conceptual development of interior spaces.

Exterior Design Support

Our exterior design support services are intended to help clients visualize the potential appearance and layout of exterior spaces. These activities may include:

•	Conceptual façade design, including color schemes, material suggestions, and stylistic concepts.
•	Preliminary exterior layout drafts, illustrating placement of exterior elements such as entrances, walkways, windows, and decorative features.
•	Basic massing studies to explore general building shapes or exterior forms at a conceptual level.
•	Visual style guides to communicate proposed exterior themes or architectural inspirations.

All exterior design assistance is limited to conceptual drafting and visualization.

Landscape Design Concepts

We plan to provide conceptual landscape design support intended to illustrate potential outdoor layouts and themes. These activities may include:

•	Draft layout concepts for gardens, patios, terraces, or small outdoor areas.
•	Planting concept palettes, illustrating potential plant types, seasonal variations, and general aesthetic direction.
•	Pathway, seating, and outdoor feature suggestions, such as conceptual placement of benches, lighting, water features, or decorative elements.
•	High-level visual renderings or sketches representing the proposed atmosphere and general organization of the outdoor space.

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Market size

We are incorporated in the State of Wyoming; however, our principal executive office and primary place of business are currently located in Bosnia and Herzegovina, where we intend to conduct our initial operations.

Bosnia and Herzegovina interior design, architectural, and landscape design markets.

According to IBISWorld, the Specialised Design Activities industry in Bosnia and Herzegovina had an estimated market size of EUR 963.1 thousand in 2026. IBISWorld indicates that this category includes interior design and interior decoration, among other design activities. As a result, this figure should be understood as third-party data for a broader design category that includes, but is not limited to, interior design services.

According to IBISWorld, the Architectural Activities and Engineering Services industry in Bosnia and Herzegovina had an estimated market size of EUR 420.2 million in 2026. IBISWorld states that architectural activities within this category include building design, drafting, city planning and landscape architecture. Accordingly, we use this data point as an indicator of the broader market environment relevant to our exterior design and landscape design activities in Bosnia and Herzegovina. This category is broader than exterior design and landscape design as standalone service lines.

Sources:

IBISWorld - Specialised Design Activities in Bosnia and Herzegovina:

https://www.ibisworld.com/bosnia-herzegovina/industry/specialised-design-activities/200293/

IBISWorld - Architectural Activities and Engineering Services in Bosnia and Herzegovina:

https://www.ibisworld.com/bosnia-herzegovina/industry/architectural-activities-engineering-services/200287/

Global interior design, architectural, and landscape design markets.

The global market information presented below is included for general industry context only and does not reflect the geographic scope of our current operations.

According to publicly available report summaries from Mordor Intelligence, the global architectural services and landscaping and gardening services markets are expected to experience continued growth over the next several years. These sectors are influenced by factors such as infrastructure development, urbanization, sustainability-related demand, corporate sustainability programs, demand for outdoor aesthetics and recreational spaces, and increased demand for functional and visually appealing design solutions.

According to Mordor Intelligence, the architectural services market was valued at USD 370.51 billion in 2025 and is estimated to grow from USD 390.12 billion in 2026 to USD 505.03 billion by 2031, representing a compound annual growth rate, or CAGR, of 5.30% during the 2026–2031 forecast period. Mordor Intelligence also reports that the landscaping and gardening services market is expected to grow from USD 125.77 billion in 2026 to USD 169.36 billion by 2031, representing a CAGR of 6.13% during the 2026–2031 forecast period. These projections illustrate broader growth trends across design-related and property-improvement markets; however, there is no assurance that we will be able to participate in or benefit from these broader industry trends.

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We did not commission any of the reports referenced above and have not independently verified the information contained in such reports. The information presented in this prospectus is based solely on publicly available summaries from independent market research providers.

Sources:

Mordor Intelligence - Architectural Services Market and Landscaping: https://www.mordorintelligence.com/industry-reports/architectural-services-market

Mordor Intelligence - Gardening Services Market: https://www.mordorintelligence.com/industry-reports/landscaping-and-gardening-service-market

Marketing Campaign

Depending on the amount of proceeds available from this offering, we may undertake limited marketing activities intended to make information about our services available to potential customers. These efforts, if implemented, are expected to be modest in scope and may include sharing design-related content on social media platforms, preparing basic digital materials, or conducting limited paid advertising.

Sharing design-related content on social media platforms may include publishing examples of our conceptual interior, exterior, or landscape design ideas on commonly used platforms such as Instagram, Facebook, Pinterest, and LinkedIn. If resources permit, we may also post informational materials such as mood boards, short design explanations, or simple before-and-after visualizations generated through commonly used design tools. We may also consider sharing educational or informational content, including brief design tips or commentary on general design trends. These activities, if implemented, would be intended to help potential clients understand the nature of our conceptual design support services and increase general awareness of our business. However, there is no assurance that such content will result in customer engagement, inquiries, or revenue.

If financially feasible, we may also consider limited online advertising, such as placing modest pay-per-click advertisements through platforms like Google Ads. Any such advertising, if implemented, may be targeted to users located in markets where we intend to offer our conceptual design support services, including Bosnia and Herzegovina. These advertisements would be intended solely to increase visibility of our website or informational materials. We do not plan to engage in large-scale advertising campaigns, and there is no assurance that any online advertising will be implemented or that it will result in customer inquiries or revenue.

We may also consider developing informational content for our website, such as short articles or visual materials describing our design concepts. If resources permit, we may explore opportunities to attend local industry events or engage in informal networking within the design community. These outreach activities, if pursued, would be intended to increase awareness of our services, although we cannot guarantee their effectiveness.

Any collaborations or partnerships with real estate firms, contractors, or other industry participants would depend on available funding and market conditions. We may also consider a simple referral approach if we begin receiving client inquiries. All marketing and outreach activities are subject to financial constraints, and there is no assurance that any such efforts will be implemented or that they will generate customer interest.

Competition

The interior, exterior, and design-support services industry is highly competitive and includes numerous established design firms, architecture studios, and independent contractors. Many of these competitors have significantly greater financial resources, larger teams, established client bases, and long-standing reputations in the market. These factors may limit our ability to attract inquiries, secure engagements, or retain customers. As a development-stage company that has recently commenced limited operating activities and has minimal resources, we may face substantial challenges in gaining visibility or market share. There is no assurance that we will be able to compete effectively or achieve profitability.

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In addition, companies offering conceptual architectural design services, or landscape design support also compete in overlapping market segments. Many of these entities benefit from broader service offerings, higher staffing capacity, and more extensive marketing activities. These competitive factors may further restrict our ability to generate revenue or expand our operations.

Insurance

We currently do not maintain insurance coverage and do not have immediate plans to obtain insurance; however, we may evaluate obtaining appropriate coverage as our operations expand. Without insurance, if we become involved in claims related to our services, we may lack the necessary funds to defend ourselves. In such a scenario, a judgment against us could potentially force us to halt our operations.

Employees; Identification of Certain Significant Employees.

We are a development-stage company and currently have no employees. Mira Palic, our President, Treasurer and sole Director, and Goran Radosavljevic, our Secretary, are non-employee officers of the Company. Mr. Radosavljevic is not an employee of the Company and does not receive compensation for his services as Secretary. We intend to hire employees on an as-needed basis; however, we currently expect to primarily rely on independent contractors rather than maintaining a significant employee base.

Clients

As of the date of this registration statement, we have secured one customer and received a $5,140 prepayment. However, we have not yet developed a broad customer base, recognized material revenues from our operations, or achieved profitable operations.

Offices

Our business office is located at 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430. This is the office provided by our President, Treasurer and sole Director, Mira Palic. We do not pay any rent to Ms. Palic and there is no agreement to pay any rent in the future. Our telephone number is (307) 655-6776.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on our business as currently planned; however, we may be subject to licensing and other regulatory requirements depending on the scope of services provided and the jurisdictions in which we operate.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to any of our directors or executive officers: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Mira Palic 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430	56	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Goran Radosavljevic, Svetozara Papica 007, Zemun, Belgrade, Serbia 11080	55	Secretary

Mira Palic, President, Treasurer and sole Director

Mira Palic has served as our President, Treasurer and sole Director since our incorporation on June 23, 2025. Ms. Palic serves as our Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. Ms. Palic owns 5,000,000 shares of our common stock, representing 56.82% of our outstanding common stock.

For the past five years, Ms. Palic has worked as a freelance designer specializing in interior design, architectural solutions, landscape design, and brand design. Ms. Palic carried out these activities individually as a freelance designer. Her freelance design activities consisted of small project-based design work with no employees. During this period, she has provided design services to various clients, including the development of customized interior concepts, architectural and landscape design solutions, and brand identity materials. Her professional experience includes space planning, selection of materials and finishes, development of outdoor design concepts, and creation of visual branding elements such as logos, typography, and color palettes.

The Company believes that Ms. Palic is qualified to serve as a director due to her extensive design experience, her background in developing creative and functional solutions across multiple design disciplines, and her experience working directly with clients on a broad range of projects.

Goran Radosavljevic, Secretary

Mr. Radosavljevic serves as our corporate Secretary and executive officer and is responsible for corporate recordkeeping, administrative documentation and related secretarial matters. Mr. Radosavljevic is not an employee of the Company and receives no compensation for his services as Secretary.

For the past five years, Mr. Radosavljevic has been engaged in entrepreneurial activities in Serbia, including ownership and management of a small family-operated rural tourist household operating under the name Apartmani Calane . Apartmani Calane provides guesthouse, rural lodging, and related hospitality services. The business is not organized as a separate legal entity and is operated as a small, locally operated family business with no employees. Apartmani Calane is not a parent, subsidiary, or other affiliate of the Company. His professional experience also includes administrative support services, including organizing financial information, supporting basic bookkeeping workflows, maintaining operational documentation, and assisting with administrative documentation.

The Company believes that Mr. Radosavljevic is qualified to serve as Secretary due to his experience with administrative support, document organization, basic bookkeeping workflows, and corporate recordkeeping.

During the past ten years, neither Ms. Palic nor Mr. Radosavljevic has been subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed from office. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Mira Palic, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our executive officers from inception on June 23, 2025 until April 30, 2026:

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Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mira Palic, President, Treasurer and Director	June 23, 2025 (Inception) to April 30, 2026	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Goran Radosavljevic, Secretary	June 23, 2025 (Inception) to April 30, 2026	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its executive officers.

Ms. Palic currently devotes approximately 40 hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Mr. Radosavljevic serves as Secretary on a non-employee basis and does not currently receive compensation from the Company.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period from inception (June 23, 2025) to April 30, 2026:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	Other Compensation ($)	Total ($)
Mira Palic	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mira Palic will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Except as disclosed below, our executive officers, director and stockholders have not received, and are not expected to receive, any compensation, commission, or other remuneration from the Company in connection with this offering or their services to the Company.

On April 24, 2026, the Company issued 5,000,000 shares of restricted common stock to Mira Palic, our President, Treasurer and sole Director, for aggregate consideration of $5,000. On April 30, 2026, the Company issued 3,800,000 shares of restricted common stock to Goran Radosavljevic, our Secretary, for aggregate consideration of $3,800. The Company issued an aggregate of 8,800,000 shares of restricted common stock to its founders and executive officers for aggregate consideration of $8,800.

Mira Palic paid certain expenses and advanced funds on behalf of the Company. As of April 30, 2026, the Company owed $504 to Ms. Palic, consisting of $404 of expenses paid on behalf of the Company and a $100 cash advance. This amount is unsecured, non-interest bearing, due on demand, and has no fixed maturity date.

Our current principal executive offices are provided by Mira Palic, our President, Treasurer and sole Director, at no cost to the Company. The space is located at 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430 and has been provided by Ms. Palic since our incorporation on June 23, 2025. The space is used for limited administrative purposes, including client communication, document preparation, and coordination of our design-support activities. Management estimates the approximate value of the space provided to be approximately $400 per month. There is no written lease agreement, no fixed term, and no obligation for the Company to pay rent to Ms. Palic.

Ms. Palic has informally indicated a willingness, if necessary, to advance funds to the Company to cover certain registration expenses and limited operating expenses. There is no written agreement, no committed amount, no maximum amount that Ms. Palic has agreed or is obligated to provide, and no legal obligation for her to advance or loan additional funds to the Company. Any future advances, if made, are expected to be unsecured, non-interest bearing, due on demand, and repayable only if and when the Company has sufficient funds available.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) June 25, 2026 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Mira Palic 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430	5,000,000 shares of common stock (direct)	56.82%
Common Stock	Goran Radosavljevic Svetozara Papica 007, Zemun, Belgrade, Serbia 11080	3,800,000 shares of common stock (direct)	43.18%
Total		8,800,000 shares of common stock	100.00%

The percentages above are based on 8,800,000 shares of common stock issued and outstanding as of the date of this prospectus.

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of June 25, 2026, there were 8,800,000 shares of our common stock issued and outstanding.

Prior to this offering, Ms. Palic and Mr. Radosavljevic collectively own 100% of our outstanding common stock. If fewer than 8,800,000 shares are sold in this offering, Ms. Palic and Mr. Radosavljevic will continue to own a combined majority of our outstanding common stock and may act in concert to continue to control the outcome of matters requiring stockholder approval. If all 9,000,000 shares offered are sold, Ms. Palic and Mr. Radosavljevic will collectively own approximately 49.44% of our outstanding common stock and may continue to exercise significant influence over the Company.

Future sales by existing stockholders

A total of 8,800,000 shares of common stock were issued, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressing effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCQB® Venture Market operated by OTC Markets Group, a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market maker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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PLAN OF DISTRIBUTION

We are registering 9,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Ms. Palic, our President, Treasurer and sole Director, will offer and sell the shares on behalf of the Company directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Palic will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Ms. Palic is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.	Ms. Palic will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Ms. Palic is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Ms. Palic meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) she is not a broker or dealer and has not been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), Ms. Palic must restrict her participation to any one or more of the following activities:

a.

preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by Ms. Palic;

b.

responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

c.	performing ministerial and clerical work involved in effecting any transaction.

Ms. Palic does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

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We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $8,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

a.	execute and deliver a subscription agreement; and

b.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Arterior Solutions Corp”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected by mail within 72 hours after we receive them.

30

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of June 25, 2026, there were 8,800,000 shares of our common stock issued and outstanding; those shares were held by two registered stockholders of record and no shares of preferred stock were issued and outstanding. Mira Palic, our President, Treasurer and sole Director, owns 5,000,000 shares of our common stock, and Goran Radosavljevic, our Secretary, owns 3,800,000 shares of our common stock.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

31

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Arterior Solutions Corp or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

LAO PROFESSIONALS, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. LAO PROFESSIONALS has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Mont E. Tanner has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by LAO PROFESSIONALS.

Our financial statements from inception (June 23, 2025) to April 30, 2026, immediately follow:

32

ARTERIOR SOLUTIONS CORP

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended April 30, 2026 are included herewith.

33

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Arterior Solutions Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Arterior Solutions Corp. (the "Company") as of April 30th, 2026, the related statements of operations, changes in shareholders' equity and cash flows, for the period June 23, 2025 (Inception) through April 30, 2026, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2026, and the results of its operations and its cash flows for the period June 23, 2025 (inception) through April 30, 2026, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 2 to the financial statement, the Company has continuously incurred a net loss of $(404). The continuation of the Company as a going concern, is dependent upon improving the profitability and the continuing financial support from its stockholders.

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

/s/ Lateef Awojobi

LAO Professionals.

(PCAOB ID 7057)

We have served as the Company's auditor since 2026.

May 18th, 2026.

Lagos Nigeria

F-1

ARTERIOR SOLUTIONS CORP

BALANCE SHEET

As of April 30, 2026 (Audited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$8,900
TOTAL CURRENT ASSETS	$8,900

TOTAL ASSETS	$8,900

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Loan from related party	$504
TOTAL CURRENT LIABILITIES	$504

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value, 100,000,000 shares authorized; 8,800,000 shares issued and outstanding	$8,800
Retained Earnings (Accumulated Deficit)	$(404)
TOTAL STOCKHOLDERS' EQUITY	$8,396

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$8,900

The accompanying notes are an integral part of these audited financial statements.

F-2

ARTERIOR SOLUTIONS CORP

STATEMENT OF OPERATIONS

For the period from Inception (June 23, 2025) to April 30, 2026 (Audited)
REVENUE	-

EXPENSES
Operating Expenses
Legal and professional fees	$404
Total Operating Expenses	$404
TOTAL EXPENSES	$404

Income (Loss) before Taxes	$(404)
Provision for income taxes	-
Net Income (Loss)	$(404)

Income (Loss) per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	124,359

The accompanying notes are an integral part of these audited financial statements.

F-3

ARTERIOR SOLUTIONS CORP

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common stock		Additional Paid-In-	Accumulated earnings
	Shares	Amount	Capital	(deficit)	Total
Balance at June 23, 2025 (Inception)	-	-	-	-	-
Shares issued	8,800,000	$8,800	-	-	$8,800
Net income (loss)	-	-	-	$(404)	$(404)
Balances as of April 30, 2026	8,800,000	$8,800	-	$(404)	$8,396

The accompanying notes are an integral part of these audited financial statements.

F-4

ARTERIOR SOLUTIONS CORP

STATEMENT OF CASH FLOWS

For the period from Inception (June 23, 2025) to April 30, 2026 (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(404)
Increase in loan from related party	$404
Net cash used in operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loan	$100
Proceeds from issuance of common stock	$8,800
Net cash provided by financing activities	$8,900

Net cash increase for period	$8,900
Cash at beginning of period	-
Cash at end of period	$8,900

The accompanying notes are an integral part of these audited financial statements.

F-5

ARTERIOR SOLUTIONS CORP

NOTES TO THE AUDITED FINANCIAL

STATEMENTS FOR THE PERIOD ENDED

APRIL 30, 2026

NOTE 1 - ORGANIZATION AND BUSINESS

Arterior Solutions Corp (the “Company”) was incorporated under the laws of the State of Wyoming on June 23, 2025. The Company’s fiscal year ends on April 30. The Company is an early-stage company focused on interior design, exterior design, and conceptual design-support services.

Since incorporation, the Company’s activities have consisted primarily of organizational activities, preparation of its business plan, initial market research, opening a bank account, issuing common stock to its founders and executive officers, and related start-up activities. The Company has not generated any revenues since inception.

The Company’s planned operations include developing its design service capabilities, establishing basic administrative infrastructure, developing a company website, conducting limited marketing activities, and engaging independent contractors or freelancers as needed to support design-related projects. The Company’s ability to implement its business plan depends on its ability to raise additional capital and generate revenues from future operations.

NOTE 2 - GOING CONCERN

The Company’s financial statements as of April 30, 2026, have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the normal course of business.

Management believes it has the ability to obtain financing; however, there can be no assurance that such financing will be available on favorable terms, if at all. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital and ultimately achieve profitable operations.

The Company has not generated revenues since inception and has an accumulated deficit of $404 as of April 30, 2026. The Company has limited financial resources and may require additional funding to sustain operations over the next twelve months. As of April 30, 2026, the Company had cash of $8,900 and liabilities of $504. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans to address these conditions include raising additional capital through the Company’s planned public offering or other financing sources, controlling operating costs, developing the Company’s planned design-support services, conducting limited marketing activities, and seeking customer engagements. Mira Palic, the Company’s President, Treasurer and sole Director, has informally indicated a willingness to advance funds to cover certain professional fees and operating expenses if necessary; however, there is no formal commitment, agreement, or legal obligation for her to provide additional funding.

These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

New Accounting Pronouncements

Management of Arterior Solutions Corp continues to monitor and evaluate recently issued accounting pronouncements that are not yet effective. Management will adopt these standards as required and does not expect that recently issued standards will have a material impact on the Company’s financial statements.

F-6

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, as well as disclosures of contingent assets and liabilities. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. As of April 30, 2026, cash and cash equivalents consisted primarily of deposits held with financial institutions.

Rounding Policy

All amounts in these financial statements are presented in U.S. dollars and rounded to the nearest dollar, unless otherwise indicated.

Revenue Recognition

Revenue is recognized when control of promised services is transferred to customers, in an amount that reflects the consideration the Company expects to receive, in accordance with ASC 606, “Revenue from Contracts with Customers.”

Revenue is recognized when all of the following criteria are met: the performance obligations in the contract have been identified, the transaction price has been determined, the transaction price has been allocated to the performance obligations, and the revenue is recognized when, or as, those performance obligations are satisfied.

Income Taxes

The Company accounts for income taxes under the asset and liability method as prescribed by ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities, as well as for net operating losses and tax credit carryforwards. A valuation allowance is recorded when necessary to reduce deferred tax assets to the amount expected to be realized. As of April 30, 2026, Arterior Solutions Corp has not recorded a provision for income taxes as no taxable income was recognized under U.S. tax law.

Fair Value of Financial Instruments

The Company follows the guidance under ASC 820, “Fair Value Measurements,” and ASC 825, “Financial Instruments,” which require disclosures about the fair value of financial instruments. Fair value estimates presented in these financial statements are based upon market assumptions and information available to management as of April 30, 2026.

Earnings per Share

The Company follows ASC 260, “Earnings Per Share,” which governs the calculation, presentation, and disclosure of earnings (loss) per share. Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. As the Company has no potentially dilutive securities, diluted earnings per share is the same as basic earnings per share.

Segment Reporting

The Company follows ASC 280, Segment Reporting. The Company’s chief operating decision maker is its President, Treasurer and sole Director, Mira Palic. The Company currently manages its operations as one operating and reportable segment related to interior design, exterior design, and conceptual design-support services.

For the period from June 23, 2025 (inception) through April 30, 2026, the Company had not generated any revenues and had not commenced substantive revenue-generating operations. Management reviews the Company’s financial information on a company-wide basis and uses net income or loss as reported in the statement of operations to assess performance and allocate resources. Significant expenses reviewed by management consisted of legal and professional fees of $404 for the period. The Company had no major customers, no revenues, and no long-lived assets as of April 30, 2026.

F-7

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period ended April 30, 2026, Mira Palic, the Company’s President, Treasurer, Director and shareholder, paid expenses totaling $404 on behalf of the Company and advanced $100 in cash to support the Company’s formation, filing, legal, professional, and other operating expenses. As of April 30, 2026, the outstanding amount due to related party was $504. These advances are non-interest bearing, unsecured, due on demand, and have no fixed terms of repayment.

The Company uses office space provided by Mira Palic at no cost. No rent expense was recorded for the period from June 23, 2025 through April 30, 2026.

NOTE 5 - STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share.

On April 24, 2026, the Company issued 5,000,000 shares of common stock to Mira Palic for cash consideration of $5,000, or $0.001 per share.

On April 30, 2026, the Company issued 3,800,000 shares of common stock to Goran Radosavljevic for cash consideration of $3,800, or $0.001 per share.

As of April 30, 2026, the Company had 8,800,000 shares of common stock issued and outstanding. The Company had no stock options, warrants, convertible instruments, or other potentially dilutive securities outstanding as of April 30, 2026.

NOTE 6 - MANAGEMENT’S PLANS AND LIQUIDITY

For the period from June 23, 2025 (inception) through April 30, 2026, the Company had no revenues and incurred total expenses of $404, resulting in a net loss of $404. The Company’s activities during the period consisted primarily of organizational activities, preparation of its business plan, opening a bank account, issuance of common stock to its founders and executive officers, and related start-up activities.

As of April 30, 2026, the Company had cash of $8,900, total liabilities of $504, and stockholders’ equity of $8,396. The Company’s available cash is not sufficient to fully implement its business plan or satisfy anticipated public reporting and operating expenses for the next twelve months.

Management plans to seek additional capital through the Company’s planned public offering and to use available funds to develop the Company’s design-support services, including website development, limited marketing activities, administrative infrastructure, and engagement of independent contractors or freelancers as needed. There can be no assurance that the Company will be successful in raising additional capital, generating revenues, or implementing its business plan.

NOTE 7 - SUBSEQUENT EVENTS

Arterior Solutions Corp evaluated subsequent events through the date these financial statements were available to be issued. Management concluded that no subsequent events requiring disclosure occurred after April 30, 2026.

F-8

PROSPECTUS

9,000,000 SHARES OF COMMON STOCK

ARTERIOR SOLUTIONS CORP

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

34

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$24.86
Auditor Fees and Expenses	$5,000.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,500.00
Transfer Agent Fees	$2,500.00
TOTAL	$12,024.86

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Arterior Solutions Corp’s Bylaws allow for the indemnification of directors and officers with respect to such persons carrying out the duties of their respective offices. The Board of Directors will make a determination regarding the indemnification of any director, officer or employee as is proper under the circumstances if such person has met the applicable standard of conduct set forth under the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Arterior Solutions Corp, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration ($)
Mira Palic 15 Karadjordjeva St., Prnjavor, Bosnia and Herzegovina 78430	April 24, 2026	5,000,000	5,000
Goran Radosavljevic Svetozara Papica 007, Zemun, Belgrade, Serbia 11080	April 30, 2026	3,800,000	3,800

We issued the foregoing restricted shares of common stock to our founders and executive officers pursuant to Section 4(a)(2) of the Securities Act of 1933. Each purchaser is a sophisticated investor, is an executive officer of the Company, and was in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

35

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Legal Opinion of Law Offices of Mont E. Tanner
23.1	Consent of LAO PROFESSIONALS
23.2	Consent of Law Offices of Mont E. Tanner (contained in exhibit 5.1)
107	Filing Fee Table*

* - Previously filed

36

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

	a.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

	d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Prnjavor, Bosnia and Herzegovina on June 25, 2026

ARTERIOR SOLUTIONS CORP

By:	/s/ Mira Palic
Name:	Mira Palic
Title:	President, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Mira Palic
Mira Palic	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 25, 2026

38